Exhibit 5.2

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

February 22, 2019

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of AutoNation, Inc., a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and the Subsidiary Guarantors (as defined below) in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of guarantees of debt securities of the Company, which may be issued in one or more series (the “Debt Securities”), by subsidiaries of the Company (the “Subsidiary Guarantees”), including Subsidiary Guarantees by the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”). Any Debt Securities are to be issued pursuant to the Indenture, dated as of April 14, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, I have examined and relied upon the following: (i) the Registration Statement; (ii) the Indenture; (iii) the applicable certificate or articles of incorporation and bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable, of each Subsidiary Guarantor, in each case as amended to date; (iv) copies of certain resolutions of the directors, managers, general partners, stockholders and/or members, as applicable, of each of the Subsidiary Guarantors, dated February 21, 2019; and (v) copies of certain resolutions of the Board of Directors of the Company, adopted on February 15, 2019.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others and such other documents as I have deemed necessary or appropriate as a basis for the opinion stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed (i) that the parties thereto, other than the Company and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by a duly authorized officer of the Trustee. I have also assumed that the Subsidiary Guarantors have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity under the laws of their respective jurisdictions of organization and that the Subsidiary Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. In addition, I have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (2) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. I have also assumed that the choice of New York law to govern the Indenture, any supplemental indentures thereto and the Subsidiary Guarantees is a valid and legal provision. As to any facts relevant to the opinion stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials.

I am a member of the Florida Bar and express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Florida, (ii) the corporate and limited liability company statutes listed on Schedule II hereto, (iii) the limited partnership statutes set forth on Schedule III hereto, (iv) the general partnership statutes set forth on Schedule IV hereto, and (v) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). The Debt Securities and Subsidiary Guarantees may be issued from time to time on a

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delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. I do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, I have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, it is my opinion that:

With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and any supplemental indenture related to such Offered Subsidiary Guarantee has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, or by appropriate officers of such Subsidiary Guarantors, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) the Indenture and any supplemental indenture in respect of such Offered Subsidiary Guarantee have been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law, the applicable certificate or articles of incorporation (as then in effect) and bylaws (as then in effect), certificate of formation (as then in effect), limited liability company agreement (as then in effect) or limited partnership agreement (as then in effect), as applicable, of each Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon a Subsidiary Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Subsidiary Guarantors or the Trustee; and (g) the Offered Subsidiary Guarantee has been issued in a form that complies with the Indenture and any supplemental indenture and has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that

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enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws now or hereafter in effect affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture, any supplemental indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent change in applicable laws.

Very truly yours,

/s/ C. Coleman G. Edmunds

C. Coleman G. Edmunds
Executive Vice President, General Counsel and Corporate Secretary of AutoNation, Inc.

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Schedule I

Guarantors

7 Rod Real Estate North, A Limited Liability Company 7 Rod Real Estate South, A Limited Liability Company
Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
ACER Fiduciary, Inc.
ACP Auto Parts, LLC
ACP Holding Corp.
AL F-L Motors, LLC
AL Fort Payne Motors, LLC
Albert Berry Motors, Inc.
Allen Samuels Chevrolet of Corpus Christi, Inc.
Allen Samuels Chevrolet of Waco, Inc.
Allison Bavarian
Allison Bavarian Holding, LLC
All-State Rent A Car, Inc.
American Way Motors, Inc.
AN AutoParts, Inc.
AN Cadillac of WPB, LLC
AN Central Region Management, LLC
AN Chevrolet - Arrowhead, Inc.
AN CJ Valencia, Inc.
AN Collision Center FTL South, Inc.
AN Collision Center of Addison, Inc.
AN Collision Center of Las Vegas, Inc.
AN Collision Center of North Houston, Inc.
AN Collision Center of Sarasota, Inc.
AN Collision Center of Tempe, Inc.
AN Corporate Management Payroll Corp.
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports Adv., LP
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi Imports II, LP
AN Corpus Christi Imports, LP
AN Corpus Christi Motors, Inc.
AN Corpus Christi T. Imports GP, LLC
AN Corpus Christi T. Imports, LP
AN County Line Ford, Inc.
AN Dealership Holding Corp.
AN F. Imports of Atlanta, LLC

AN F. Imports of Hawthorne Holding, LLC
AN F. Imports of Hawthorne, LLC
AN F. Imports of North Denver, LLC
AN F. Imports of North Phoenix, Inc.
AN F. Imports of Roseville Holding, LLC
AN F. Imports of Roseville, Inc.
AN Fort Myers Imports, LLC
AN Fremont Luxury Imports, Inc.
AN H. Imports of Atlanta, LLC
AN Imports of Ft. Lauderdale, Inc.
AN Imports of Seattle, Inc.
AN Imports of Spokane, Inc.
AN Imports of Stevens Creek Holding, LLC
AN Imports of Stevens Creek, Inc.
AN Imports on Weston Road, Inc.
AN Luxury Imports GP, LLC
AN Luxury Imports Holding, LLC
AN Luxury Imports of Coconut Creek, Inc.
AN Luxury Imports of Marietta, LLC
AN Luxury Imports of Palm Beach, Inc.
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of Phoenix, Inc.
AN Luxury Imports of San Diego, Inc.
AN Luxury Imports of Sanford, LLC
AN Luxury Imports of Sarasota, Inc.
AN Luxury Imports of Spokane, Inc.
AN Luxury Imports of Tucson, Inc.
AN Luxury Imports, Ltd.
AN Motors of Brooksville, Inc.
AN Motors of Dallas, Inc.
AN Motors of Delray Beach, Inc.
AN Motors of Ft. Lauderdale, Inc.
AN Motors of Memphis, Inc.
AN Motors of Pembroke, LLC
AN Motors of Scottsdale, LLC
AN Motors on Federal Highway, LLC
AN Motors on South Padre, LP
AN North Phoenix Collision, Inc.
AN Pontiac GMC Houston North GP, LLC
AN Pontiac GMC Houston North, LP
AN San Jose Luxury Imports Holdings, LLC
AN San Jose Luxury Imports, Inc.
AN Seattle Motors, Inc.
AN Subaru Motors, Inc.
AN T. Imports of Atlanta, LLC

AN Texas Region Management, Ltd.
AN Tucson Imports, LLC
AN Valencia Auto Imports, Inc.
AN Western Region Management, LLC
AN/CF Acquisition Corp.
AN/KPBG Motors, Inc.
AN/MF Acquisition Corp.
AN/MNI Acquisition Corp.
AN/PF Acquisition Corp.
ANUSA Holding, LLC
Appleway Chevrolet, Inc.
ASE Motors Holding Corp.
Auto Car Holding, LLC
Auto Car, Inc.
Auto Company 2016-13, Inc.
Auto Company 2016-15, Inc.
Auto Company 2016-16, Inc.
Auto Company 2016-17, Inc.
Auto Company 2016-18, Inc.
Auto Company 2016-19, Inc.
Auto Company 2016-20, Inc.
Auto Company 2017-01, Inc.
Auto Company 2017-02, Inc.
Auto Company 2017-03, Inc.
Auto Company 2017-04, Inc.
Auto Company 2017-05, Inc.
Auto Company 2017-06, Inc.
Auto Company 2017-07, Inc.
Auto Company 2017-08, Inc.
Auto Company 2017-09, Inc.
Auto Company 2017-10, Inc.
Auto Company IX, Inc.
Auto Company VI, Inc.
Auto Company VII, Inc.
Auto Company VIII, Inc.
Auto Company XI, Inc.
Auto Company XII, Inc.
Auto Company XIII, Inc.
Auto Company XIV, Inc.
Auto Company XIX, Inc.
Auto Company XVII, Inc.
Auto Company XXI, Inc.
Auto Company XXII, Inc.
Auto Company XXIII, Inc.
Auto Company XXV, Inc.

Auto Company XXVII, Inc.
Auto Company XXVIII, Inc.
Auto Dealership 2016-1, LLC
Auto Dealership 2016-10, LLC
Auto Dealership 2016-2, LLC
Auto Dealership 2016-4, LLC
Auto Dealership 2016-5, LLC
Auto Dealership 2016-6, LLC
Auto Dealership 2016-7, LLC
Auto Dealership 2016-9, LLC
Auto Dealership 2017-01, LLC
Auto Dealership 2017-03, LLC
Auto Dealership 2017-04, LLC
Auto Dealership 2017-05, LLC
Auto Dealership 2017-06, LLC
Auto Dealership 2017-07, LLC
Auto Dealership 2017-08, LLC
Auto Dealership 2017-09, LLC
Auto Dealership 2017-10, LLC
Auto Dealership 2017-11, LLC
Auto Dealership 2017-12, LLC
Auto Dealership 2017-13, LLC
Auto Dealership 2017-14, LLC
Auto Dealership 2017-15, LLC
Auto Dealership 2017-16, LLC
Auto Dealership 2017-17, LLC
Auto Dealership 2017-18, LLC
Auto Dealership 2017-19, LLC
Auto Dealership 2017-20, LLC
Auto Dealership 2017-21, LLC
Auto Dealership 2017-22, LLC
Auto Dealership 2017-23, LLC
Auto Dealership 2017-24, LLC
Auto Dealership 2017-25, LLC
Auto Dealership 2017-26, LLC
Auto Dealership 2017-27, LLC
Auto Dealership 2017-28, LLC
Auto Dealership 2017-29, LLC
Auto Dealership 2017-30, LLC
Auto Dealership III, LLC
Auto Dealership IV, LLC
Auto Dealership IX, LLC
Auto Dealership V, LLC
Auto Dealership VI, LLC
Auto Dealership VII, LLC

Auto Dealership VIII, LLC
Auto Dealership X, LLC
Auto Dealership XXIII, LLC
Auto Holding, LLC
Auto Mission Holding, LLC
Auto Mission Ltd.
Auto Motors of Englewood, LLC
Auto TechLabs, Inc.
Auto West, Inc.
Autohaus Holdings, Inc.
AutoNation Benefits Company, Inc.
AutoNation Corporate Management, LLC
AutoNation Enterprises Incorporated
AutoNation Financial Services, LLC
AutoNation Fort Worth Motors, Ltd.
AutoNation GM GP, LLC
AutoNation Holding Corp.
AutoNation Imports of Katy GP, LLC
AutoNation Imports of Katy, L.P.
AutoNation Imports of Lithia Springs, LLC
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Motors Holding Corp.
AutoNation Motors of Lithia Springs, Inc.
AutoNation North Texas Management GP, LLC
AutoNation Orlando Venture Holdings, Inc.
AutoNation Realty Corporation
AutoNation Suite 101, Inc.
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
AutoNation.com, Inc.
Bankston Auto, Inc.
Bankston Chrysler Jeep of Frisco, L.P.
Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bankston Nissan Lewisville, Ltd.
Bargain Rent-A-Car
Batfish, LLC
BBCSS, Inc.
Beach City Chevrolet Company, Inc.
Beach City Holding, LLC
Beacon Motors, Inc.

Bell Motors, LLC
Bellevue Automotive, Inc.
Bellevue Collision, Inc.
Bengal Motor Company, Ltd.
Bengal Motors, Inc.
Bethesda Luxury Imports, LLC
Bill Ayares Chevrolet, LLC
Bledsoe Dodge, LLC
Bob Townsend Ford, Inc.
Body Shop Holding Corp.
Brown & Brown Chevrolet - Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, L.L.C.
Brown & Brown Nissan, Inc.
Buena Park Luxury Imports, Inc.
Bull Motors, LLC
C. Garrett, Inc.
CA-CC Fremont, Inc.
Carlisle Motors, LLC
Carwell Holding, LLC
Carwell, LLC
Centennial Automotive, LLC
Centennial Collision, Inc.
Cerritos Body Works Holding, LLC
Cerritos Body Works, Inc.
Champion Chevrolet Holding, LLC
Champion Chevrolet, LLC
Champion Ford, Inc.
Chandler Collision, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy Ford, Ltd.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas Courtesy Leasing, Inc.
Charlie Thomas F. GP, LLC
Charlie Thomas Ford, Ltd.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Chevrolet World, Inc.
Chuck Clancy Ford of Marietta, LLC
CJ Valencia Holding, LLC

Coastal Cadillac, Inc.
Consumer Car Care Corporation
Contemporary Cars, Inc.
Cook-Whitehead Ford, Inc.
Corporate Properties Holding, Inc.
Corpus Christi ANUSA, LLC
Corpus Christi Collision Center, Inc.
Costa Mesa Cars Holding, LLC
Costa Mesa Cars, Inc.
Courtesy Auto Group, Inc.
Courtesy Broadway, LLC
Covington Pike Motors, Inc.
CT Intercontinental GP, LLC
CT Intercontinental, Ltd.
CT Motors, Inc.
D/L Motor Company
Dealership Realty Corporation
Delray Luxury Imports, Inc.
Desert Buick-GMC Trucks, L.L.C.
Desert Chrysler-Plymouth, Inc.
Desert Dodge, Inc.
Desert GMC, L.L.C.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Dobbs Motors of Arizona, Inc.
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
Don-A-Vee Jeep Eagle, Inc.
Driver’s Mart Worldwide, Inc.
Eastern Region Management, LLC
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Edgren Motor Company, Inc.
Edgren Motor Holding, LLC
El Monte Imports Holding, LLC
El Monte Imports, Inc.
El Monte Motors Holding, LLC
El Monte Motors, Inc.
Emich Subaru West, LLC
Empire Services Agency, Inc.
Financial Services GP, LLC
Financial Services, Ltd.
First Team Automotive Corp.
First Team Ford of Manatee, Ltd.

First Team Ford, Ltd.
First Team Management, Inc.
Fit Kit Holding, LLC
Fit Kit, Inc.
Florida Auto Corp.
Ford of Kirkland, Inc.
Fox Chevrolet, LLC
Fox Motors, LLC
Fred Oakley Motors, Inc.
Fremont Luxury Imports Holding, LLC
Ft. Lauderdale Nissan, Inc.
G.B. Import Sales & Service Holding, LLC
G.B. Import Sales & Service, LLC
GA CDJR Motors, LLC
GA Columbus Imports, LLC
GA F Imports, LLC
GA H Imports, LLC
GA HY Imports, LLC
GA-CC Columbus, Inc.
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Germantown Luxury Imports, LLC
Gilbert ANUSA, LLC
Gilbert Body Shop, Inc.
Government Boulevard Motors, Inc.
Gulf Management, Inc.
Hayward Dodge, Inc.
Henderson ANUSA, LLC
Henderson Collision, Inc.
Hillard Auto Group, Inc.
Hollywood Imports Limited, Inc.
Horizon Chevrolet, Inc.
House of Imports Holding, LLC
House of Imports, Inc.
Houston ANUSA, LLC
Houston Auto M. Imports Greenway, Ltd.
Houston Auto M. Imports North, Ltd.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
HVA Imports, LLC
HVM Imports, LLC
HVS Motors, LLC
HVVW Motors, LLC
Imports on PCH, Inc.
Irvine Body Shop, Inc.

Irvine Imports Holding, LLC
Irvine Imports, Inc.
Irvine Toyota/Nissan/Volvo Limited Partnership
Jemautco, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
Jim Quinlan Chevrolet Co.
JLR Luxury Imports of Fremont, Inc.
Joe MacPherson Ford
Joe MacPherson Imports No. I
Joe MacPherson Infiniti
Joe MacPherson Infiniti Holding, LLC
John M. Lance Ford, LLC
J-R Motors Company North
J-R Motors Company South
JRJ Investments, Inc.
Katy ANUSA, LLC
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Lance Children, Inc.
Las Vegas ANUSA, LLC
Leesburg Imports, LLC
Leesburg Motors, LLC
Les Marks Chevrolet, Inc.
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan Holding, LLC
Lew Webb’s Irvine Nissan, Inc.
Lewisville Collision, Inc.
Lewisville Imports GP, LLC
Lewisville Imports, Ltd.
Lot 4 Real Estate Holdings, LLC
Luxury Orlando Imports, Inc.
Luxury Woodlands Imports, Inc.
MacHoward Leasing
MacHoward Leasing Holding, LLC
MacPherson Enterprises, Inc.
Magic Acquisition Corp.
Magic Acquisition Holding, LLC
Maitland Luxury Imports, Inc.
Marks Family Dealerships, Inc.
Marks Transport, Inc.
MC/RII, LLC
Mealey Holdings, Inc.

Mesa Collision, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Mission Blvd. Motors, Inc.
Mobile Motors, LLC
Mortimer Collision, LLC
Mr. Wheels Holding, LLC
Mr. Wheels, Inc.
Mullinax East, LLC
Mullinax Ford North Canton, Inc.
Mullinax Ford South, Inc.
Mullinax Used Cars, Inc.
Naperville Imports, Inc.
Newport Beach Cars Holding, LLC
Newport Beach Cars, LLC
Nichols Ford, Ltd.
Nichols GP, LLC
Nissan of Brandon, Inc.
Northpoint Chevrolet, LLC
Northwest Financial Group, Inc.
NY LNR Luxury Imports, Inc.
NY Luxury Motors of Mt. Kisco, Inc.
NY MT. Kisco Luxury Imports, Inc.
NY Palisades Luxury Imports, Inc.
NY White Plains Luxury Imports, Inc.
Oxnard European Motors, LLC
Oxnard Venture Holdings, Inc.
Payton-Wright Ford Sales, Inc.
Pembroke Motors, Inc.
Peyton Cramer Automotive
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Ford
Peyton Cramer Infiniti
Peyton Cramer Infiniti Holding, LLC
Peyton Cramer Jaguar
Peyton Cramer LM Holding, LLC
Phoenix ANUSA, LLC
Pierce Automotive Corporation
Pierce, LLC
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
Plains Chevrolet GP, LLC
Plains Chevrolet, Ltd.

Plano Collision, Inc.
Port City Imports, Inc.
Prime Auto Cosmetics, Inc.
Prime Auto Resources, Inc.
Quality Nissan GP, LLC
Quality Nissan, Ltd.
Quinlan Motors, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Real Estate Holdings, Inc.
Renton H Imports, Inc.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
RI Merger Corp.
RI/BB Acquisition Corp.
RI/BBNM Acquisition Corp.
RI/Hollywood Nissan Acquisition Corp.
RI/LLC Acquisition Corp.
RI/RMC Acquisition GP, LLC
RI/RMC Acquisition, Ltd.
RI/RMT Acquisition GP, LLC
RI/RMT Acquisition, Ltd.
RI/WFI Acquisition Corporation
RKR Motors, Inc.
Roseville Motor Corporation
Roseville Motor Holding, LLC
Sacramento Collision, Inc.
Sahara Imports, Inc.
Sahara Nissan, Inc.
Shamrock F. Holding, LLC
Shamrock Ford, Inc.
Six Jays LLC
SMI Motors Holding, LLC
SMI Motors, Inc.
South Broadway Motors, LLC
Southwest Motors of Denver, LLC
Star Motors, LLC
Steakley Chevrolet GP, LLC
Steakley Chevrolet, Ltd.
Steeplechase Motor Company
Steve Moore Chevrolet Delray, LLC
Steve Moore Chevrolet, LLC
Stevens Creek Holding, LLC

Stevens Creek Luxury Imports Holding, LLC
Stevens Creek Luxury Imports, Inc.
Stevens Creek Motors, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Imports, LLC
Sutherlin Nissan, LLC
Tasha Incorporated
Tempe Auto Imports, Inc.
Tempe Body Shop, Inc.
Terry York Motor Cars Holding, LLC
Terry York Motor Cars, Ltd.
Texan Ford Sales, Ltd.
Texan Ford, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
The Pierce Corporation II, Inc.
Tier2 Corporation
Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.
Tinley Park V. Imports, Inc.
TN CDJR Motors, LLC
TN F Imports, LLC
Torrance Nissan Holding, LLC
Torrance Nissan, LLC
Tousley Ford, Inc.
Toyota Cerritos Limited Partnership
Triangle Corporation
Tucson Collision, Inc.
T-West Sales & Service, Inc.
TX Alliance Motors, Inc.
TX Ennis Autoplex Motors, Inc.
TX Motors of North Richland Hills, Inc.
TX Motors on Katy Freeway, Inc.
TX Motors on Southwest Loop, Inc.
TX West Houston Motors, Inc.
TX-CC Dallas, Inc.
TX-CC Galleria, Inc.
TX-CC Spring, Inc.
Valencia Auto Imports Holding, LLC

Valencia B. Imports Holding, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC
Valencia H. Imports, Inc.
Valley Chevrolet, LLC
Vanderbeek Motors Holding, LLC
Vanderbeek Motors, Inc.
Vanderbeek Olds/GMC Truck, Inc.
Vanderbeek Truck Holding, LLC
Village Motors, LLC
Vince Wiese Chevrolet, Inc.
Vince Wiese Holding, LLC
VistaCal Luxury Imports, Inc.
W.O. Bankston Nissan, Inc.
Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC
Webb Automotive Group, Inc.
West Colorado Motors, LLC
West Houston Luxury Imports, Inc.
West Side Motors, Inc.
Westgate Chevrolet GP, LLC
Westgate Chevrolet, Ltd.
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont Collision, Inc.
Westmont M. Imports, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III
Working Man’s Credit Plan, Inc.
WPB Collision, Inc.

Schedule II

Corporate and Limited Liability Company Statutes

Alabama Business Corporation Act, 2 Corporation Statutes.

Arizona Business Corporation Act, 2 Corporation Statutes.

Arizona Limited Liability Company Act, 2 Corporation Statutes.

California General Corporation Law, 2 Corporation Statutes.

Colorado Business Corporation Act, 2 Corporation Statutes.

Colorado Limited Liability Company Act, 2 Corporation Statutes.

Delaware General Corporation Law, 3 Corporation Statutes.

Delaware Limited Liability Company Act, 3 Corporation Statutes.

Florida Business Corporation Act, 3 Corporation Statutes.

Georgia Business Corporation Code, 3 Corporation Statutes.

Illinois Business Corporation Act, 3 Corporation Statutes.

Michigan Business Corporation Act, 5 Corporation Statutes.

Minnesota Business Corporation Act, 5 Corporation Statutes.

Nevada General Corporation Law, 6 Corporation Statutes.

North Carolina Business Corporation Act, 6 Corporation Statutes.

Ohio General Corporation Law, 7 Corporation Statutes.

Ohio Limited Liability Company Act, 7 Corporation Statutes.

Tennessee Business Corporation Act, 7 Corporation Statutes.

Texas Business Corporation Act, 8 Corporation Statutes.

Texas Limited Liability Company Act, 8 Corporation Statutes.

Virginia Stock Corporation Act, 8 Corporation Statutes.

Washington Business Corporation Act, 8 Corporation Statutes.

Wyoming Limited Liability Company Act. 8 Corporation Statutes.

Schedule III

Limited Partnership Statutes

California Uniform Limited Partnership Act, 1 State Limited Partnership Laws.

Delaware Revised Uniform Limited Partnership Act, 2 State Limited Partnership Laws.

Florida Revised Uniform Limited Partnership Act, 2 State Limited Partnership Laws.

Georgia Revised Uniform Limited Partnership Act, 2 State Limited Partnership Laws.

Illinois Uniform Limited Partnership Act, 2 State Limited Partnership Laws.

Texas Revised Limited Partnership Act, 6 State Limited Partnership Laws.

Schedule IV

General Partnership Statutes

Colorado Uniform Partnership Law, 2 Colorado Revised Statutes 2000.

Delaware Revised Uniform Partnership Act, 2 State Limited Partnership Laws.